                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-107535
             8 7/8% Senior Notes due 2010 CUSIP Nos. 749564 AA 8 and U76218 AA 1 10 7/8% Senior Subordinated Notes due 2012 CUSIP Nos. 749564 AC 4 and
                                                                 U76218 AB 9

                               R.H. DONNELLEY INC.

                  PROSPECTUS SUPPLEMENT DATED DECEMBER 12, 2003
                     TO THE PROSPECTUS DATED AUGUST 1, 2003

         The selling security holders table on pages 28-47 of the prospectus, as amended, is hereby further amended to add the information regarding the following entities in the prospectus and their respective amount of 10 7/8% senior subordinated notes due 2012.

                                                Senior Notes                        Senior Subordinated Notes
                                   -------------------- -------------------- -------------------- --------------------
                                                                              Principal Amount     Principal Amount
                                    Principal Amount     Principal Amount         of Senior            of Senior
                                     of Senior Notes      of Senior Notes    Subordinated Notes   Subordinated Notes
Name of Selling Security Holder           Owned               Offered               Owned               Offered
---------------------------------- -------------------- -------------------- -------------------- --------------------
Bear Stearns..................             --                   --               $  1,145,000         $ 1,145,000
Owens Illinois MRA............             --                   --                     65,000              65,000
SEI Institutional Managed Trust
   High Yield Bond Fund.......             --                   --                  1,900,000           1,900,000
Stichting Pensioenfunds Hunter
   Douglas....................             --                   --                     15,000              15,000
Teacher's Retirement System of
   Louisiana..................             --                   --                    160,000             160,000
